UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

CENTERLINE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13-3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 18, 2009, Centerline Holding Company (the “Registrant” or the “Company”), the parent company of Centerline Capital Group Inc. (“Centerline”), a provider of real estate financial and asset management services, issued a press release announcing that the Registrant is continuing discussions with Island Capital Group LLC (“Island”), and others, to accomplish a recapitalization of Centerline. The Company entered into an authorization agreement (the “Authorization Agreement”) with Island, as previously disclosed in the Company’s Current Report on the Form 8-K filed on July 6, 2009. The Authorization expired on September 15, 2009. Since the deadline date identified in the Authorization Agreement has passed, the Company is advising its shareholders of its continuing discussions with multiple parties, including Island. It is the Company’s policy not to discuss negotiations regarding potential transactions until its board of trustees has approved final documentation for a transaction and that documentation has been executed.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.
Not Applicable

(b)	Pro Forma Financial Information.
Not Applicable

(c)	Exhibits.
99.1 Press Release dated September 18, 2009, “Centerline Holding Company Extends Discussions with Island Capital Group LLC on Recapitalization of Centerline Capital Group”.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

September 17, 2009
	By:	/s/ Robert L. Levy
	Name:	Robert L. Levy
	Title:	Chief Financial Officer